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                           UNITED WISCONSIN SERVICES, INC.
                        Comprehensive Tax Allocation Agreement


          AN AGREEMENT made as of the 1st day of July, 1994, by and among BLUE CROSS & BLUE SHIELD UNITED OF WISCONSIN (the "Parent"), UNITED WISCONSIN SERVICES, INC. ("UWS"), UNITED WISCONSIN INSURANCE COMPANY ("UWIC"), UNITED WISCONSIN LIFE INSURANCE COMPANY ("UWLIC"), COMPCARE HEALTH SERVICES INSURANCE CORPORATION ("CHSIC"), UNITED WISCONSIN PROSERVICES, INC. ("UWPS"), UNITED WISCONSIN CAPITAL CORPORATION ("UWCC"), VALLEY HEALTH PLAN, INC. ("VHP"), MERIDIAN RESOURCE CORPORATION ("MRC"), TAKE CONTROL, INC. ("TCI") and YOUR HEALTH CARE PLAN, INC. ("YHCP").

          WHEREAS, the Parent was, until June 30, 1994 (the "Closing Date"), the owner of more than 80% of the issued and outstanding stock of UWS and UWS has owned and continues to own, directly or indirectly, all of the issued and outstanding stock of each of UWIC, UWLIC, CHSIC, UWPS, UWCC, VHP, MRC, TCI and YHCP (collectively, the "Subsidiaries");

          WHEREAS, until the Closing Date, the Parent, UWS and the Subsidiaries constituted an affiliated group of corporations (the "Affiliated Group") within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and as such have filed consolidated federal income tax returns for all calendar years from 1988 through and including the calendar year 1992;

          WHEREAS, the parties are obligated to file a consolidated federal income tax return for the calendar year 1993, which return (taking into account available extensions of time) is not yet due;

          WHEREAS, the members of the Affiliated Group have, from time to time, entered into agreements with respect to the allocation of their consolidated federal income tax liability, including a Consolidated Federal Income Tax Agreement dated June 10, 1988 (as amended from time to time, the "1988 Agreement"), first effective for the calendar year 1988, and Federal Income Tax Allocation Agreement dated August 6, 1993 (as amended, the "1993 Agreement"), first effective for the calendar year 1993 (collectively, the "Prior Agreements");

          WHEREAS, the Parent made a capital contribution to UWS under the terms of a resolution of its directors approved on May 25, 1994 (the "1994 Resolution"), pursuant to which UWS may be obligated to return all or a portion of such capital contribution to the Parent, depending on the resolution of certain matters relating to the consolidated federal income tax liability of the Affiliated Group;

          WHEREAS, the Parent has on the Closing Date transferred certain shares of the common stock of UWS to United Wisconsin Services Foundation, Inc., an organization described in Section 501(c)(3) of the Code, as the result of which UWS and the

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Subsidiaries will no longer be members of the Affiliated Group and will not be eligible to continue to join in the filing of consolidated federal income tax returns with the Parent;

          WHEREAS, the Parent intends to sell a portion of the common stock of UWS that it owns, and UWS intends to issue additional shares of its common stock, in each case in a public offering under the Securities Act of 1933 (the "Offering"); and

          WHEREAS, in view of the termination of the Affiliated Group and the subsequent Offering, the parties hereto desire to establish a process for the preparation of the final consolidated federal income tax return of the Parent which UWS and the Subsidiaries will be permitted to join, to acknowledge the continuing validity (for certain purposes) of the Prior Agreements, to allocate any additional tax liability arising out of the examination by the Internal Revenue Service (the "IRS") of the consolidated federal income tax returns filed or to be filed by the Affiliated Group, and to set forth certain other agreements of the parties.

          NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1.   FILING OF TAX RETURNS.

               (a) OBLIGATION TO FILE. UWS shall file or cause to be filed when due all returns in respect of income taxes of UWS and the Subsidiaries falling due (taking into account all extensions of time) after the Closing Date, except that the Parent shall file the consolidated federal income tax returns for the Affiliated Group for the 1993 calendar year (the "1993 Consolidated Return") and the 1994 calendar year (the "1994 Consolidated Return").

               (b) INFORMATION. UWS shall provide, and shall cause the Subsidiaries to provide, to the Parent all information reasonably necessary for the preparation of the 1993 Consolidated Return and the 1994 Consolidated Return.

               (c)  ALLOCATION OF TAX LIABILITIES.

                    (1) 1993 LIABILITIES. The consolidated federal income tax liability of the Parent for the calendar year 1993 shall be allocated to UWS and the Subsidiaries in accordance with the 1993 Agreement. As soon as practicable after the 1993 Consolidated Return is filed, the Parent shall determine the portion of the liability reflected on such return to be allocated to each of UWS and the Subsidiaries. Each of UWS and the Subsidiaries shall promptly thereafter settle their liabilities to the Parent in respect of such taxes by comparing their allocated


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liabilities with the payments previously made by each of them to the Parent.

                    (2) 1994 LIABILITIES. The parties acknowledge that the income, losses, deductions, credits and other items of UWS and the Subsidiaries may only be included in the 1994 Consolidated Return for the portion of the taxable year of the Parent that ends on the Closing Date. In order to determine the amount of the liability reflected on the 1994 Consolidated Return and the portion thereof to be allocated to each of UWS and the Subsidiaries, such determination shall, to the extent permitted by the Code and the regulations thereunder, be made by assuming that each corporation had a taxable year ending at the close of business on the Closing Date, i.e. by "closing the books" of each corporation as of the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deductions for depreciation, cost recovery or amortization, shall be apportioned based on the number of days in each of the two short periods.

               (d) PAYMENTS OF ESTIMATED TAX. UWS shall continue, and shall cause each of the Subsidiaries to continue, to make payments to the Parent at such time as the Parent is obligated to make estimated payments of its 1994 consolidated federal income tax liability, but in no event shall such payments exceed the reasonably estimated allocable share of each of UWS and the Subsidiaries of such tax liability.

          2.   OTHER POST-CLOSING MATTERS.

               (a) CARRYOVERS AND CARRYBACKS. If UWS or any Subsidiary (and any successor thereof) shall have any net operating loss, capital loss, excess foreign tax paid, or unused business credit (within the meaning of Section 172, 1212, 904(c), or 39 of the Code, respectively) for a taxable period beginning after the Closing Date, UWS or the Subsidiary, as the case may be, may, but shall not be required to, make any election or exercise any option then available under the Code to forgo any carryback of such item to a period ending on or before the Closing Date. If the Code requires such an item first to be carried back to a period ending before the Closing Date (and such item is not, by the making of an election or otherwise, carried forward without first being carried back), such item shall be so carried back and, when and to the extent such carryback shall result in a decrease in the Parent's consolidated federal income taxes paid, the Parent will pay to UWS or the Subsidiary (or the successor thereof) the amount of such decrease at the time such decrease is realized by refund or otherwise, plus any interest that is received on any decrease realized by refund or that would have been received had such decrease not resulted in a reduction in a liability for income taxes.


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               (b)  ELECTIONS.  Subject to the provisions of paragraph (a), the
Parent acknowledges that, for any taxable period beginning on or after the Closing Date, UWS and the Subsidiaries may make any election, and any affiliated group of which UWS and the Subsidiaries were or are members may cause such corporation to make any election permitted to them under the Code.

               (c) RETENTION OF RECORDS; ACCESS. In accordance with current record retention practice of UWS and the Subsidiaries, UWS, the Subsidiaries and their respective successors shall (1) retain records, documents, accounting data, and other information (including computer data), necessary to determine the Parent's tax basis in any shares of UWS stock that it now owns or has owned previously, and for the preparation and filing of all returns in respect of income taxes of the Parent, UWS, and the Subsidiaries or for the audit of such returns and (2) give the Parent reasonable access to such records, documents, accounting data, and other information (including computer data) and to the personnel (insuring their cooperation) and premises of UWS and the Subsidiaries, for the purpose of the review or audit of such returns. Each party shall provide or cause to be provided to the other such forms and other information as are necessary to enable the other to meet its obligations under this Agreement on time and to file accurate and timely income tax returns that another party is required to file hereunder.

          3.   IRS AUDITS.

               (a) CONDUCT. UWS will have responsibility for all audits or other proceedings involving an income tax liability of UWS or any Subsidiary, except that the Parent shall be responsible for any audit or other proceeding involving a period for which a return was filed on a consolidated basis with the Parent. The Parent shall be entitled to receive the part of any payment that it makes in connection with the settlement or other disposition of such proceeding for which UWS or any Subsidiary (hereafter, the "Other Party" is liable under this Agreement within a reasonable period of time after the Parent has notified the Other Party of the amount of any such payment.

               (b) NOTIFICATION. The Parent shall give the Other Party prompt notice of any proposed adjustment and any discussions that are likely to result in a proposed adjustment to a return that may result in any additional liability of the Other Party under this Agreement. When there has been such a proposed adjustment, or discussions likely to result in such a proposed adjustment, the Parent will make every reasonable effort to involve the Other Party at the earliest possible stage of discussions. The Parent will not agree, without the consent of the Other Party, to any proposed adjustment to a return that would result in any additional liability of the Other Party under this Agreement. The Other Party shall have thirty days after receipt of notice from the Parent that


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the tax authority has formally proposed an adjustment within which to consent or not to consent thereto, and if the other Party, acting reasonably and in good faith, notifies the Parent within such thirty-day period that it does not consent to such proposed adjustment, it shall assume the conduct of any such audit, with counsel satisfactory to it and at its expense, insofar as the audit relates to items for which the Other Party may incur a liability under this Agreement, and thereafter the Other Party shall be solely and exclusively responsible for the conduct of such audit and any further proceedings with respect to such items. Failure to respond to the Parent within such thirty-day period or thereafter to assume responsibility for the conduct of the audit or other proceeding shall entitle the Parent to agree to the proposed adjustment.

               (c) SETTLEMENT OF LIABILITIES. Promptly after the completion of any audit of a consolidated federal income tax return of the Parent in which UWS or any of the Subsidiaries have joined, the Parent shall allocate the tax liability as finally determined by the IRS to UWS and each of the Subsidiaries using the provisions of the Prior Agreement in effect for the year to which such return relates. To the extent that a final determination of tax reflects an underpayment, overpayment or allocation of tax liability on a different basis than the basis upon which such liability was originally allocated, the Parent, UWS and the Subsidiaries shall cause a final settlement to be made at that time.

               (d) COOPERATION. The Parent, UWS and the Subsidiaries shall cooperate with each other in the conduct of any audit or other proceedings and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 3.

          4.   INDEMNIFICATION; OTHER OBLIGATIONS.

               (a) SEVERAL LIABILITY. The Parent hereby indemnifies and agrees to hold each of UWS and the Subsidiaries harmless from and against any loss, cost, damage and expense arising out of the consolidated federal income tax liability of the Affiliated Group, whether under the provisions of Treas. Reg. (26 CFR) Section 1.1502-6 or otherwise, except for any liability of UWS or the Subsidiaries to the Parent under (1) any of the Prior Agreements, (2) this Agreement or (3) the 1994 Resolution.

               (b) PENALTIES. Each of the Parent, UWS and the Subsidiaries shall be liable for and shall hold the other parties harmless against any penalties related to an income tax liability allocated to it pursuant to the Prior Agreements or this Agreement, or interest on penalties related to such an income tax liability, for consolidated federal income tax returns filed on or before the Closing Date, and for the 1993 Consolidated Return and the 1994 Consolidated Return, and UWS shall be liable for and shall hold the


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Parent harmless against any penalties related to an income tax liability of UWS or any Subsidiary, or interest on penalties related to such an income tax liability, for any other tax returns of UWS or any Subsidiary.

               (c) 1994 RESOLUTION. UWS acknowledges and affirms its potential obligations to the Parent under the 1994 Resolution. The Parent acknowledges that UWS is entitled to the benefits of the 1994 Resolution notwithstanding the provisions of the Prior Agreements (or either of them) to the contrary.

               (d) EFFECT OF PRIOR AGREEMENTS. The Parties agree that, except to the extent expressly set forth herein, the Prior Agreements terminated on the Closing Date.

          5. RESOLUTION OF DISPUTES. In the event that the Parent and UWS cannot agree on any calculation required under this Agreement, such calculations shall be made by Ernst & Young or, if that firm refuses to serve, by any other independent public accounting firm reasonably acceptable to the Parent and UWS. The decision of such firm shall be final and binding on the parties. The fees and expenses incurred by such firm in connection with such calculation shall be shared equally by the Parent and UWS.

          6.   MISCELLANEOUS.

               (a) NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered or sent by regular mail to the address of the principal office of the party to whom notice is to be given.

               (b) AMENDMENT. This Agreement may be amended or modified in a writing signed by all of the parties hereto.

               (c) GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of Wisconsin as to all matters, including but not limited to all matters of validity, construction, effect, performance and remedies.

               (d) ENTIRE AGREEMENT. This Agreement, the Prior Agreements and the 1994 Resolution constitute the entire agreement among the parties hereto with respect to the matters contemplated herein, and there have been and are no other agreements among the parties concerning the subject matter of this Agreement, other than those set forth or provided for herein or therein.


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          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                        BLUE CROSS & BLUE SHIELD UNITED
                                          OF WISCONSIN


                                        By /s/ C. Edward Mordy
                                           -------------------------------------

                                        UNITED WISCONSIN INSURANCE COMPANY


                                        By /s/ C. Edward Mordy
                                           -------------------------------------


                                        UNITED WISCONSIN LIFE INSURANCE
                                          COMPANY


                                        By /s/ C. Edward Mordy
                                           -------------------------------------


                                        UNITED WISCONSIN PROSERVICES, INC.


                                        By /s/ C. Edward Mordy
                                           -------------------------------------


                                        UNITED WISCONSIN CAPITAL CORPORATION


                                        By /s/ C. Edward Mordy
                                           -------------------------------------


                                        COMPCARE HEALTH SERVICES INSURANCE
                                          CORPORATION


                                        By /s/ C. Edward Mordy
                                           -------------------------------------


                                        VALLEY HEALTH PLAN, INC.


                                        By /s/ C. Edward Mordy
                                           -------------------------------------


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                                        MERIDIAN RESOURCE CORPORATION


                                        By /s/ C. Edward Mordy
                                           -------------------------------------


                                        MERIDIAN MANAGED CARE, INC.
                                        (Formerly Take Control, Inc.)


                                        By /s/ C. Edward Mordy
                                           -------------------------------------


                                        YOUR HEALTH CARE PLAN, INC.


                                        By /s/ C. Edward Mordy
                                           -------------------------------------


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